EXHIBIT 23.2


BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
-----------------------------------------
Certified Public Accountants


                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026


Securities and Exchange Commission
Washington, DC 20549

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated November 29, 2004, accompanying the financial statements of Ariel Way, Inc., a development stage company on Form SB-2 as of September 30, 2004 and we have issued our report dated March 29, 2005, accompanying the financial statements of Netfran Development Corporation on Form SB-2 as of December 31, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Ariel Way, Inc, a development stage company, on Form SB-2. Additionally, we consent to the use of our quarterly reviewed Ariel Way, Inc., consolidated financial statements for the six months ended March 31, 2005.



Bagell, Josephs, Levine & Company, L.L.C.

August 8, 2005